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                                                                  Exhibit 10.1

                                 ESCROW AGREEMENT

    THIS ESCROW AGREEMENT is executed as of the 13th day of October, 1997, by and among Cityside Holding L.L.C., a Minnesota limited liability company ("Cityside"), its successors and assigns, C.H. Robinson, Inc., a Minnesota corporation ("C.H. Robinson"), its successors and assigns, Norwest Corporation, a Delaware corporation ("Norwest"), and Norwest Bank Iowa, N.A. ("Escrow Agent").

1.   Recitals.

(a) Cityside, C.H. Robinson and Norwest have heretofore entered into that certain Stock Purchase Agreement as of September 9, 1997, as amended as of October 13, 1997 (the "Stock Purchase Agreement"; all capitalized terms used herein but not otherwise defined shall have the same meaning ascribed thereto in the Stock Purchase Agreement), concerning the sale of the Acquired Companies Stock by Cityside to Norwest. As a condition precedent to consummation of the transactions contemplated by the Stock Purchase Agreement, approval of the transaction is required by certain governmental or regulatory authorities. Cityside, C.H. Robinson and Norwest desire to arrange for funding into escrow of the purchase of the Acquired Companies Stock prior to receipt of the required regulatory approvals. Therefore, the parties hereto wish to enter into this Agreement in order to designate Norwest Bank Iowa, N.A. as the Escrow Agent for the purpose of funding the purchase and sale of the Acquired Companies Stock (the "Transaction") in escrow subject to the terms and conditions set forth herein, and the terms and conditions set forth in the Stock Purchase Agreement.

(b) Cityside, C.H. Robinson and Norwest hereby represent that, subject to receipt of the "Approvals" defined below, the release of the escrow as contemplated by paragraph 2(c), and satisfaction by C.H. Robinson of its obligations under paragraph 7(i) of the Stock Purchase Agreement, each party has fulfilled its respective obligations under paragraphs 6 and 7 of the Stock Purchase Agreement required by it to be performed.

2. Agreement. In consideration of the mutual covenants set forth herein, the parties hereto do hereby jointly and severally represent and warrant, and agree with each other and Escrow Agent, as follows:

(a) Escrow Agent is hereby appointed depository for the parties with respect to the Transaction.

(b) On October 14, 1997, the parties hereto shall deposit with Escrow Agent, as custodian and depository the following documents, or shall take the following actions:

        (i)  Cityside shall deliver to Escrow Agent with copies to Norwest:
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            (A) certificates representing 100% of the Acquired Companies Stock, duly endorsed in blank or with stock powers duly endorsed in blank which shall transfer good title to the Acquired Companies Stock, free and clear of all claims, rights, or interests of third parties and all liens and encumbrances whatsoever;

            (B) all corporate books, records and documents of the Acquired Companies, including, but not limited to, the corporate stock record books and corporate minutes books, and certified resolutions of the Company authorizing the Agreement;

            (C) the signed resignations as directors or officers of the Acquired Companies of such persons as Norwest shall request;

            (D) the certificates required pursuant to Paragraph 7(c) of the Stock Purchase Agreement;

            (E) the Preliminary Closing Statement;

            (F) the consent of Clipper Receivables Corporation to the transactions contemplated by the Stock Purchase Agreement; and,

            (G) such other documents as may be required by the Stock Purchase Agreement or reasonably requested by Norwest.

      (ii)  Norwest shall:

            (A) cause to be transferred to Escrow Agent cash in an amount equal to the Net Worth of the Acquired Companies set forth on the Preliminary Closing Statement plus the Premium in immediately available funds;

            (B) deposit with Escrow Agent the certificates required pursuant to Paragraph 6 (c) of the Stock Purchase Agreement and deliver to Cityside and C.H. Robinson copies thereof;

            (C) deliver or cause to be delivered to Escrow Agent such other documents as may be required by the Stock Purchase Agreement or reasonably requested by Cityside; and,

            (D) cause to be transferred to Escrow Agent cash in the amount of the Escrowed Debt (as defined in the Stock Purchase Agreement as amended) (the cash deposited with the Escrow Agent pursuant to subparagraphs 2(b)(ii)(A) and 2(b)(ii)(D) hereof shall collectively be referred to as the "Escrowed Funds").
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(c) Upon the receipt by Norwest of approval of the Transaction by all applicable regulatory authorities (the "Approvals"), Norwest shall promptly notify Cityside and C.H. Robinson and the parties shall set a Closing Date for the Transaction, which shall be three (3) business days after the receipt of the last required Approval, or such other time as the parties may agree in writing. Not later than one (1) business day prior to any Closing Date set pursuant hereto, Norwest, Cityside and C.H. Robinson shall jointly request in writing to Escrow Agent that Escrow Agent (i) deliver to C.H. Robinson or its successor on the designated Closing Date the Escrowed Funds, plus any interest accrued thereon, and (ii) deliver to Norwest the Acquired Companies Stock, and (iii) deliver all other escrowed documents to the appropriate party as specified on Exhibit A attached hereto, or as otherwise specified in written directions executed by the designated officers of Norwest, Cityside and C.H. Robinson listed on Exhibit B attached hereto. Escrow Agent shall execute delivery promptly and as requested.

(d) If the conditions to the Transaction contemplated by the Stock Purchase Agreement are not satisfied or waived prior to December 31, 1997, Norwest shall notify Escrow Agent in writing and Escrow Agent shall (i) transfer the Escrowed Funds to Norwest, together with interest thereon, (ii) transfer the Acquired Companies Stock to Cityside, and (iii) return all other documents held in escrow to the appropriate party as specified on Exhibit A.

(e) Escrow Agent shall have no duty to determine or inquire into the sufficiency of the Approvals or any documents held pursuant to paragraph 2(b) of this Agreement, the Escrow Agent's sole duty hereunder being to safeguard the documents, instruments and payments deposited with it hereunder and to disburse or return such documents, instruments and payments in accordance with the terms of this Agreement.

(f) Whenever under the terms of this Agreement the performance date of any provision hereof shall fall on a legal holiday, the performance thereof on the next successive business day shall be deemed to be in full compliance.

(g) Anything in this Agreement to the contrary notwithstanding, Escrow Agent shall not be liable to any person for anything that it may do or refrain from doing in connection with its obligations under this Escrow Agreement, unless Escrow Agent is guilty of gross negligence or willful misconduct.

(h) The disability, bankruptcy, insolvency or absence of any of the undersigned shall not affect or prevent performance by Escrow Agent of its obligations and instructions hereunder.

(i) Cityside shall pay in its entirety any fee required by Escrow Agent and any and all other expenses. Ciyside's payment of such fees shall be made by Escrow Agent out of the Escrowed Funds.
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(j)  This Escrow Agreement shall not supersede any term or condition of the
Stock Purchase Agreement, except that if the Transaction closes, (i) delivery of the Escrowed Funds to C.H. Robinson shall be made by Escrow Agent, and shall be accepted by Cityside and C.H. Robinson as payment in full of the Purchase Price of the Acquired Companies Stock and funds due from Norwest pursuant to paragraph 7(i) of the Stock Purchase Agreement (subject to post-Closing adjustments contemplated by paragraph 1(e) of the Stock Purchase Agreement), and delivery of all other items deposited with Escrow Agent by Norwest shall be made by Escrow Agent to C.H. Robinson, and (ii) delivery of the Acquired Companies Stock and all other items deposited with Escrow Agent by Cityside or C.H. Robinson shall be made by Escrow Agent to Norwest, both as described in this Escrow Agreement.

(k) All monies received by Escrow Agent pursuant to this Agreement shall be invested and/or reinvested in the Norwest Advantage Cash Investment Fund.

3. Duties Limited. The Escrow Agent undertakes to perform only the duties expressly set forth in this document. The Escrow Agent shall not be bound by any waiver, modification, amendment, termination, cancellation or revision of this Escrow Agreement, unless the foregoing is in writing, signed by all the parties to this Escrow Agreement, and the prior consent of the Escrow Agent has been obtained. The Escrow Agent shall not be bound by any assignment of the rights, duties or obligations under this Escrow Agreement by any party unless, the Escrow Agent receives prior written notification of such assignment and the Escrow Agent gives prior written consent to such assignment. The Escrow Agent shall perform any act ordered by a Court of competent jurisdiction. The Escrow Agent hereby consents to the assignment by Cityside of its interest in the Escrowed Funds to C.H. Robinson or its successor.

4. Indemnification of Escrow Agent. The parties to this Escrow Agreement, hereby jointly and severally agree to indemnify the Escrow Agent for, and to hold such Escrow Agent harmless, against any and all, fees, expenses, claims, suits, actions, proceedings investigations judgments, arbitration decisions, deficiencies, damages, awards, settlements, reasonable legal fees and expenses of attorney(s) chosen by the Escrow Agent, liabilities and expenses incurred based upon, but not limited to, a mistake of fact or law, act, performance, non-performance, alleged act, alleged omission, actual omission, act or omission based upon the advice of counsel or any other cause committed while performing any and all duties in connection with and under this Escrow Agreement. In addition, the Escrow Agent shall receive full indemnification protection when relying upon any certificate, instruction statement, request, notice, advice, direction, agreement, instrument, document, signature believed by the Escrow Agent to be genuine, or any assumption by the Escrow Agent that any person purporting to gibe the Escrow Agent any of the foregoing in accordance with the provisions herein has been duly authorized to do so. However, such indemnity for the Escrow Agent will not be provided in situations based upon willful misconduct or negligence by the Escrow Agent. This Escrow Agreement hereby grants to the Escrow Agent a lien on the Escrow Funds to enable the Escrow Agent to secure the aforementioned indemnity. The Escrow
Agent shall be under no duty to institute or defend any type of proceedings which may arise regarding this Escrow Agreement. However, the Escrow Agent may, in utilizing the Escrow Agent's discretion and at the expense of the parties herein, institute or defend such proceedings.

5. Resignation; Successor Escrow Agent. The Escrow Agent may resign and be discharged from the duties and obligations under this agreement at any time by giving no less than fifteen (15) days written notice of such resignation to the parties herein, specifying the date when such resignation shall take effect. Thereafter, the Escrow Agent shall have no further obligation, expect to hold the Escrow Fund as depository. In the event of such resignation, the parties to this Escrow Agreement agree that they will jointly appoint a banking corporation, trust company, attorney or other qualified person as Successor Escrow Agent within fifteen (15) days of notice of such resignation. The Escrow Agent shall refrain from taking any action until such Escrow Agent has received joint written instructions from the parties herein, designating the Successor Escrow Agent. Upon receipt of such instruction, the Escrow Agent shall, as soon as all fees are received in full, promptly deliver all of the escrowed securities to such Successor Escrow Agent in accordance with such instructions. Upon receipt of the Escrow Fund, the Successor Escrow Agent shall be bound by all the provisions herein and shall promptly deliver a written instrument to each of the parties detailing the terms in which the Successor Escrow Agent agrees to be bound.

6. Escrow Agent's Fees. The Escrow Agent shall be entitled to compensation from Cityside for its services under this Escrow Agreement in accordance with the fee schedule attached to this Escrow Agreement as Exhibit C. These fees are intended to be full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement. However, if (i) the conditions for disbursement of funds under this Escrow Agreement are not fulfilled; (ii) the Escrow Agent renders any material service not contemplated by this Escrow Agreement; (iii) there is any assignment of this Escrow Agreement; (iv) there is any material modification of this Escrow Agreement; (v) any material controversy arises under this Escrow Agreement; (vi) the Escrow Agent is made a party to, or justifiably intervenes in, any litigation pertaining to this Escrow Agreement or the subject matter of this Escrow Agreement, then the Escrow Agent shall be reasonably compensated by Cityside for any extraordinary services rendered. The Escrow Agent shall not be required to distribute funds to terminate this Escrow Agreement prior to receipt of its fees in full.

7. Survival of Escrow Agent's Rights. The rights of the Escrow Agent and the obligations of and indemnifications provided by Cityside, C.H. Robinson and Norwest pursuant to this document shall survive the termination of this Agreement for a period of one (1) year, provided that Escrow Agent has received a receipt and release of claims from all parties hereto upon disbursement of the items escrowed hereunder.

8. Arbitration Language. In the event there is objection by Cityside or C.H. Robinson to the disbursement of Escrowed Funds to Norwest, the parties shall attempt to resolve their differences. If they cannot, their disagreement shall be resolved by arbitration governed by the rules of the American Arbitration Association (AAA). Unless AAA rules require other procedures, the arbitration shall be conducted in the following manner: The Escrow Agent shall obtain a list of arbitrators from the AAA. The list shall consist of five arbitrators, and the Escrow Agent shall determine by a coin flip whether the Cityside or Norwest shall have the right to remove the first name from the list. Cityside, Norwest, and Escrow Agent shall meet within seven (7) calendar days of receipt of the list and determine the arbitrator by alternately striking a name. The person whose name remains shall be the arbitrator. The arbitrator shall confer with the parties or their representatives and shall hold a hearing promptly, and shall issue a binding decision not later than fifteen (15) calendar days from the date of the close of the hearing. The arbitrator's decision shall be in writing and shall set forth his findings of facts, reasoning, and conclusions on the issues submitted. The Arbitrator shall be without power or authority to recommend any decision which requires the commission of an act prohibited by law or which violates, modifies or alters the terms of this Escrow Agreement. The decision of the arbitrator shall be binding on all of the parties hereto and shall be communicated to each of them and to Escrow Agent. The parties agree that this procedure is the exclusive remedy to contest issues relating to the disbursement of the Escrow Account.

9. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be delivered (a) personally, or (b) by certified mail, return receipt requested, or (c) by overnight courier service, or (d) by telecopy as follows:

          If to Norwest:

               Norwest Corporation
               Sixth and Marquette
               Minneapolis, Minnesota  55479-1026
               Attention:  Secretary
               Telecopier Number:  612/667-4399

          and  Norwest Financial, Inc.
               206 Eighth Street
               Des Moines, Iowa 50309
               Attention:  Patricia J. McFarland
               Telecopier Number:  515/237-7602

          If to Cityside:

               C.H. Robinson, Inc.
               8100 Mitchell Road, Suite 200

               Eden Prairie, Minnesota  55344
               Attention:  Thomas J. Sandstrom
               Telecopier Number:  612/937-7809

          If to C.H. Robinson:

               C.H. Robinson, Inc.
               8100 Mitchell Road, Suite 200
               Eden Prairie, Minnesota  55344
               Attention:  Dale S. Hanson
               Telecopier Number:  612/937-7809

          If to Escrow Agent:

               Norwest Bank Iowa, N.A.
               Trust Division
               666 Walnut Street
               Des Moines, Iowa 50309
               Attn:  Steve Amend, Trust Officer
               Telecopier Number:  515/245-8532



                            [Signature Page Follows]
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    IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow
Agreement as of the day and year first above written.


NORWEST CORPORATION                      CITYSIDE HOLDING L.L.C.


By: /s/ John E. Ganoe         By:  C.H. Robinson, Inc., a Minnesota corporation
   -------------------------

Title: E.V.P.
      ----------------------
                                    By: /s/ Dale S. Hanson
                                        ----------------------

                                    Title: V.P. & C.F.O.
                                           -------------------


NORWEST BANK IOWA, N.A.        C. H. ROBINSON, INC.


By: /s/ Dawn E. Meade          By: /s/ Dale S. Hanson
   -------------------------      -------------------------

Title: Vice President          Title: V.P. & C.F.O.
       ---------------------         ----------------------

                                   Exhibit A

                     Escrow Documents Delivery Instructions


1.  Items 2(b)(i)(A), 2(b)(i)(B), 2(b)(i)(C), 2(b)(i)(D), 2(b)(i)(E), 2(b)(i)(F)
and 2(b)(i)(G) to Norwest Financial, Inc.

2. All monies deposited herein and items 2(b)(ii)(B) and 2(b)(ii)(C) to C.H. Robinson or its successor.

                                   Exhibit B

                            Designation of Officers


1.  Norwest Corporation:  John Ganoe, Executive Vice President

2.  Cityside and C.H. Robinson:
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                                   Exhibit C

                              Escrow Agent's Fees:

                                 See Attached.